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                                                                  EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Equity Residential Properties Trust for the registration of 869,760 common shares of beneficial interest and to the incorporation by reference therein of our report dated February 15, 2001, with respect to the consolidated financial statements and schedule of Equity Residential Properties Trust included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                               /s/ Ernst & Young LLP



Chicago, Illinois
June 14, 2001